Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
     This Securities Purchase Agreement (this “Agreement”) is dated as of February 9, 2009, between Magellan Petroleum Corporation, a Delaware corporation (the “Company”), and Young Energy Prize S.A., a Luxembourg corporation (the “Investor”).
     WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.
     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:
ARTICLE 1.
DEFINITIONS
     1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:
          “Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition), or investigation pending or threatened in writing against or affecting the Company, any Subsidiary, or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local, or foreign), stock market, stock exchange, or trading facility.
          “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.
          “Business Day” means any day except Saturday, Sunday, and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
          “Closing” means the closing of the purchase and sale of the Securities pursuant to Article 2.

          “Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.
          “Commission” means the U.S. Securities and Exchange Commission.
          “Common Stock” means the common stock of the Company, par value $.01 per share, and any securities into which such common stock may hereafter be reclassified.
          “Company Counsel” means Murtha Cullina LLP.
          “Company Deliverables” has the meaning set forth in Section 2.3(a).
          “Disclosure Materials” has the meaning set forth in Section 3.1(h).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “GAAP” means U.S. generally accepted accounting principles.
          “Investment Amount” means the aggregate purchase price for the Shares and Warrants purchased by the Investor.
          “Investor Deliverables” has the meaning set forth in Section 2.3(b).
          “Lien” means any lien, charge, encumbrance, security interest, right of first refusal, or other restriction of any kind.
          “Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity, or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, business, or condition (financial or otherwise including such an effect on the ability of the Board of Directors and management to carry out their customary functions in the ordinary course of the business) of the Company and the Subsidiaries, taken as a whole, other than any such effect resulting from or relating to a decline in the prices of oil and gas, or (iii) a material and adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.
          “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind.
          “Proceeding” means an action, claim, suit, investigation, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

          “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, between the Company and the Investor, in the form of Exhibit B hereto.
          “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investor of the Shares and the Warrant Shares.
          “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
          “SEC Reports” has the meaning set forth in Section 3.1(h).
          “Securities” means the Shares, the Warrants, and the Warrant Shares.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Shares” means the shares of Common Stock purchased by the Investor pursuant to this Agreement.
          “Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.
          “Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii), or (iii) hereof, then Trading Day shall mean a Business Day.
          “Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ Capital Market, or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

          “Transaction Documents” means this Agreement, the Warrant, the Registration Rights Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.
          “Warrant” means the Common Stock purchase warrant in the form of Exhibit A hereto, which is issuable to the Investor at the Closing.
          “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.
ARTICLE 2.
PURCHASE AND SALE
     2.1. Purchase and Sale of Securities. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to the Investor and the Investor shall purchase from the Company 8,695,652 Shares and 4,347,826 Warrants for an Investment Amount of $10,000,000.
     2.2. Closing. The Closing shall take place at the offices of the Company Counsel, CityPlace I, 185 Asylum Street, 29th Floor, Hartford, Connecticut 06103 on the Closing Date or at such other location or time as the parties may agree.
     2.3 Closing Deliveries.
          (a) At the Closing, the Company shall deliver or cause to be delivered to the Investor the following (the “Company Deliverables”):
               (i) a certificate evidencing 8,695,652 Shares, registered in the name of the Investor;
               (ii) a Warrant, registered in the name of the Investor, pursuant to which the Investor or its Affiliate shall have the right to acquire up to 4,347,826 Warrant Shares;
               (iii) the legal opinion of the Company Counsel, in a mutually agreed form, addressed to the Investor; and
               (iv) the duly executed signature page of the Registration Rights Agreement for the Company.
          (b) At the Closing, the Investor shall deliver or cause to be delivered to the Company the following (the “Investor Deliverables”):
               (i) the Investor’s Investment Amount, in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose;

               (ii) the legal opinion of counsel to the Investor, in a mutually agreed form, addressed to the Company; and
               (iii) the duly executed signature page of the Registration Rights Agreement for the Investor.
ARTICLE 3.
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor:
          (a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable, and free of preemptive and similar rights.
          (b) Organization and Qualification. The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws, or other organizational or charter documents, except where the violation would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company and each Subsidiary are duly qualified to conduct their respective businesses, and each is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
          (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. Upon the approval of the transactions contemplated by the Transaction Documents by the Company’s stockholders, the execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby shall have been duly authorized by all necessary action on the part of the Company and no further action shall be required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, upon the approval of the transactions contemplated by the Transaction Documents by the Company’s stockholders, each Transaction Document, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.
          (d) No Conflicts. Upon the approval of the transactions contemplated by the Transaction Documents by the Company’s stockholders, the execution, delivery, and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws, or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation (with or without notice, lapse of time, or both) of, any agreement or other instrument or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree, or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
          (e) Filings, Consents, and Approvals. The Company is not required to obtain any consent, waiver, authorization, or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local, or other United States or foreign governmental authority in connection with the execution, delivery, and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of preliminary and definitive proxy materials under the Commission’s proxy rules related to approval by the Company’s stockholders of the transactions contemplated by the Transaction Documents; (ii) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement; (iii) the filings required, if any, in accordance with Section 4.5; (iv) filings required by federal or state securities laws; and (v) those that have been made or obtained prior to the date of this Agreement.
          (f) Issuance of the Securities. Upon the approval of the transactions contemplated by the Transaction Documents by the Company’s stockholders, the Securities will have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid, and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement and the Warrants in order to issue the Shares and the Warrant Shares.
          (g) Capitalization. The number of shares and type of all authorized, issued, and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is specified in the SEC Reports, which information is accurate as of the dates indicated. Except as specified in the SEC Reports or as disclosed in Schedule 3.1(g), no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as specified in the SEC Reports or as disclosed in Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities, rights, or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as specifically disclosed on Schedule 3.1(g), the issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of

Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, or reset price under such securities.
          (h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since July 1, 2007 (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except as specifically disclosed on Schedule 3.1(h), as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as specifically disclosed on Schedule 3.1(h), the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Except as specifically disclosed on Schedule 3.1(h), such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
          (i) Press Releases. Except as specifically disclosed on Schedule 3.1(i), to the Company’s best knowledge, the press releases disseminated by the Company since July 1, 2007 taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.
          (j) Material Changes. Since the date of the Company’s most recently filed Form 10-Q, except as specifically disclosed in the SEC Reports or in Schedule 3.1(j), (i) there has been no event, occurrence, or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses, and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed, or made any agreements to purchase or redeem any shares of its capital stock, and (v) except as disclosed in the SEC Reports, the Company has not issued any equity securities to any officer, director, or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.
          (k) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity, or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports or in Schedule 3.1(k), could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Except as specifically disclosed on Schedule 3.1(k), neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under any federal, state, local, or foreign laws. There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.
          (l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any agreement or instrument to which it is a party or by which it or any of its properties is bound (except where such default or violation has been waived), (ii) is in violation of any order of any United States or foreign court, arbitrator, or governmental body, or (iii) except as specifically disclosed on Schedule 3.1(l), is or has been in violation of any statute, rule, or regulation of any United States or foreign governmental authority, including without limitation all foreign, federal, state, and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety, and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.
          (m) Regulatory Permits. Except as specifically disclosed on Schedule 3.1(m), the Company and the Subsidiaries possess all certificates, authorizations, and permits issued by the appropriate federal, state, local, or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such permits.
          (n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title to all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting, and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, the Company and the Subsidiaries hold title to their respective oil and gas properties free from reasonable doubt to the end that a prudent person engaged in the business of purchasing and owning, developing and operating producing oil and gas properties with knowledge of all of the facts and their legal bearing would be willing to accept the same.
          (o) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.
          (p) Environmental Matters. Except as specifically disclosed on Schedule 3.1(p), the Company and the Subsidiaries are in compliance with all applicable federal, state, local, and foreign laws, regulations, rules, ordinances, and orders which impose requirements relating to environmental protection, hazardous substances, or public or employee health and safety (collectively, “Environmental Laws”), except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor the Subsidiaries are subject to any pending or threatened claim alleging that the Company or the Subsidiaries, their respective businesses, or any of their respective assets is in violation of any Environmental Law, and neither the Company nor the Subsidiaries has received any notice or other communication, whether oral or written, from any United States or foreign governmental authority or other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any applicable Environmental Law, except, in each case, where such violation or failure to comply would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
          (q) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports or as disclosed in Schedule 3.1(q), none of the officers or directors of the Company or a Subsidiary and, to the knowledge of the Company, none of the employees of the Company or a Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers, and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.
          (r) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as described in Schedule 3.1(r), since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308(c) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.
          (s) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank, or other Person with respect to the transactions contemplated by this Agreement. The Investor shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Investor pursuant to written agreements executed by the Investor which fees or commissions shall be the sole responsibility of the

Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.
          (t) Certain Registration Matters. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Shares and Warrant Shares by the Company to the Investor under the Transaction Documents. Except as disclosed in Schedule 3.1(t), the Company has not granted or agreed to grant to any Person other than the Investor any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.
          (u) Listing and Maintenance Requirements. Except as specified in the SEC Reports or as disclosed in Schedule 3.1(u), the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted.
          (v) Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
          (w) Intentionally Not Utilized.
          (x) Disclosure. The Company understands and confirms that the Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.
     The Investor acknowledges and agrees that the Company has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.1.
     3.2. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:
          (a) Organization; Authority. The Investor is a corporation duly organized, validly existing, and in good standing under the laws of Luxembourg with the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery, and performance by the Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Investor. Each of this Agreement and the Registration Rights Agreement has been (or upon delivery will have been) duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof and thereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.
          (b) Investment Intent. The Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws and pursuant to the Registration Rights Agreement. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Securities for any period of time. The Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.
          (c) Investor Status. At the time the Investor was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises Warrants it will be, (i) knowledgeable, sophisticated, and experienced in making, and qualified to make, decisions with respect to investments in securities representing an investment decision similar to that involved in the purchase of the Securities, including investments in securities issued by the Company and comparable entities, and (ii) an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Investor is not a registered broker-dealer under Section 15 of the Exchange Act.
          (d) General Solicitation. The Investor is not purchasing the Securities as a result of any advertisement, article, notice, or other communication regarding the Securities published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

          (e) Access to Information. The Investor acknowledges that it has reviewed the Disclosure Materials and the additional due diligence materials prepared by consultants for the Investor with which the Company has cooperated and has been afforded (i) the opportunity to ask such questions as it has deemed necessary and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management, and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend, or affect the Investor’s right to rely on the truth, accuracy, and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents, subject to the exceptions thereto and as set forth therein, as the case may be.
          (f) Certain Trading Activities. The Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, engaged in any transactions in the securities of the Company since the time that the Investor was first contacted regarding an investment in the Company. The Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company prior to the time that the transactions contemplated by the Transaction Documents are publicly disclosed.
          (g) Reliance on Investor Representations. The Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, and the rules and regulations promulgated thereunder, and state securities laws, and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgements, and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities. Under such laws and rules and regulations the Securities may be resold without registration under the Securities Act only in certain limited circumstances.

          (h) Risks of Investment. The Investor understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of the Investor’s investment, and the Investor has full cognizance of and understands all of the risk factors related to the Investor’s purchase of the Securities, including, but not limited to, those set forth in the SEC Reports. The Investor understands that no representation is being made as to the future value of the Common Stock. The Investor has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has the ability to bear the economic risks of an investment in the Securities.
          (i) No Approvals. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.
          (j) Location of Offices. The Investor’s principal executive offices are in the jurisdiction set forth in Section 7.3 hereof.
          (k) Independent Investment Decision. The Investor has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and has relied on its own industry, business and/or legal advisors in making such decision.
          (l) No Voting Agreements. The Investor has not entered into any agreement or arrangement regarding the voting or disposition of the Securities.
     The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.
ARTICLE 4.
OTHER AGREEMENTS OF THE PARTIES
     4.1 Restrictive Legends on Certificates.
          (a) Securities may only be disposed of in compliance with state and federal securities laws or pursuant to the Registration Rights Agreement. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, or to an Affiliate of the Investor, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.
          (b) Certificates evidencing the Securities will contain the following legend, until such time as it is not required under Section 4.1(c):
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.
          (c) Certificates evidencing Securities shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) with respect to a sale or transfer of such Shares or Warrant Shares pursuant to an effective registration statement (including the Registration Statement), or (ii) with respect to a sale or transfer of such Shares or Warrant Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company). The Company agrees that following the effective date of the initial Registration Statement filed with the Commission pursuant to the Registration Rights Agreement or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than seven Trading Days following the delivery by the Investor to the Company or the Company’s transfer agent of a certificate representing Securities issued with a restrictive legend, together with the written request of the Investor accompanied by the written representation letter in customary form, deliver or cause to be delivered to the Investor a certificate representing such Securities that is free from all restrictive and other legends. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Investor by crediting the account of the Investor’s prime broker with the Depository Trust Company System.
          (d) The Investor agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Investor will sell any such Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.
     4.2 Furnishing of Information. The Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares and the Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.
     4.3 Integration. The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy, or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investor.
     4.4 Indemnification.
          (a) In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investor and its directors, officers, managers, shareholders, investors, members, partners, employees, and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs, and expenses, including all judgments, amounts paid in settlements, court costs, and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”), that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach, or inaccuracy of any representation, warranty, covenant, or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation, and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.
          (b) In addition to the indemnity provided in the Registration Rights Agreement, the Investor will indemnify and hold the Company harmless from any and all Losses that the Company may suffer or incur as a result of or relating to any misrepresentation, breach, or inaccuracy of any representation, warranty, covenant, or agreement made by the Investor in any Transaction Document. In addition to the indemnity contained herein, the Investor will reimburse the Company for its reasonable legal and other expenses (including the cost of any investigation, preparation, and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.
     4.5 Listing of Securities. The Company agrees, (i) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on its current Trading Market on the date of this Agreement and will comply in all material respects with the Company’s reporting, filing, and other obligations under the bylaws or rules of such Trading Market, and (ii) if the Company applies to have the Common Stock traded on any Trading Market other than that of the date of this Agreement, it will include in such application the Shares and the Warrant Shares, and will take such other action as is necessary or desirable to cause the Shares and the Warrant Shares to be listed on such other Trading Market as promptly as possible.
     4.6 Use of Proceeds. The Company will use the net proceeds from the sale of the Securities hereunder as set forth on Schedule 4.6.
     4.7 Standstill Agreement. The Investor hereby covenants and agrees that, during the period of time beginning on the Closing Date and ending on the first anniversary thereof (the “Standstill Period”), unless this Agreement shall be earlier terminated in accordance with the provisions of Section 6.1 hereof, neither the Investor nor any of its Affiliates will, without the prior written consent of the Company, directly or indirectly, in any manner acquire, or agree to acquire, other than from the Company, any beneficial interest in any equity securities of the Company, other than (i) the Shares, (ii) the Warrant Shares, and (iii) additional equity securities acquired from the Company.
     4.8 Luxembourg Securities Law Compliance. Between the date of this Agreement and the Closing Date, the Company shall use commercially reasonable efforts to take whatever actions, if any, as are necessary or appropriate to comply with all applicable legal requirements of Grand Duchy of Luxembourg pertaining to the issuance and sale of the Securities, and the Investor shall take commercially reasonable actions to assist the Company in that regard. Notwithstanding the foregoing, the Company shall not be required to submit to the jurisdiction of, or to taxation by, the Grand Duchy of Luxembourg.
ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING
     5.1. Conditions Precedent to the Obligations of the Investor to Purchase Securities. The obligation of the Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by the Investor, at or before the Closing, of each of the following conditions:
          (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (or true and correct in all respects as to representations and warranties which are qualified by materiality) as of the date when made and as of the Closing as though made on and as of such date;
          (b) Performance. The Company shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the Transaction Documents to be performed, satisfied, or complied with by it at or prior to the Closing;
          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;
          (d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that constitute or reasonably could have or result in a Material Adverse Effect;
          (e) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market;

          (f) Stockholder Approval. The Company’s stockholders shall have authorized and approved the issuance and sale of the Securities in accordance with the terms and provisions of this Agreement;
          (g) Repeal of Article Twelfth. The Company’s stockholders shall have authorized and approved the repeal of Article Twelfth of the Company’s Restated Certificate of Incorporation (the “Restated Certificate”) effective as of December 31, 2009 and the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Amendment reflecting such repeal, so as to eliminate the general per capita voting requirement currently set forth in the Restated Certificate effective as of December 31, 2009;
          (h) Board Composition. The Board of Directors of the Company shall have taken all necessary corporate action to increase the size of the Board of Directors to seven (7) persons and to fill the two vacancies thereby created, effective as of the Closing Date, with J. Thomas Wilson and one other person designated by the Investor who is approved by the Company, which approval shall not be unreasonably withheld;
          (i) Consulting Agreement. The Company shall have agreed to a consulting agreement with J. Thomas Wilson containing the terms set forth in Schedule 5.1(i), to become effective from and after the Closing;
          (j) Board Resolutions. The Board of Directors shall have adopted the Resolutions set forth in Schedule 5.1(j) which Resolutions shall remain in full force and effect; and
          (k) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.3(a).
     5.2. Conditions Precedent to the Obligations of the Company to Sell Securities. The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:
          (a) Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;
          (b) Performance. The Investor shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the

Transaction Documents to be performed, satisfied, or complied with by the Investor at or prior to the Closing;
          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;
          (d) Stockholder Approval. The Company’s stockholders shall have approved and authorized the issuance and sale of the Securities in accordance with the terms and provisions of this Agreement and the amendment to the Restated Certificate contemplated by Section 5.1(g);
          (e) Investor Deliverables. The Investor shall have delivered its Investor Deliverables in accordance with Section 2.3(b); and
          (f) Luxembourg Securities Law Compliance. The Company and the Investor shall have taken whatever actions, if any, as are necessary or appropriate to comply fully with all applicable legal requirements of the Grand Duchy of Luxembourg.
ARTICLE 6.
TERMINATION PRIOR TO CLOSING
     6.1. Termination. This Agreement may be terminated and the transactions contemplated hereunder abandoned at any time prior to the Closing only as follows:
          (a) by the Investor or the Company, upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m., Eastern Time, on April 30, 2009, whether such date is before or after the date of the stockholder approvals contemplated by Sections 5.1(f) and (g); provided, that the right to terminate this Agreement pursuant to this Section 6.1(a) shall not be available to any party whose failure to perform any of its obligations under this Agreement is the primary cause of the failure of the Closing to have occurred by such date and time; or
          (b) by the Investor if the Board of Directors of the Company shall fail to recommend that the Company’s stockholders vote for the stockholder approvals contemplated by Sections 5.1(f) and (g), or rescind any such recommendation once made; or
          (c) by the Investor or the Company if the Company’s stockholders do not vote to approve the issuance and sale of the Securities and the repeal of Article Twelfth of the

Restated Certificate as contemplated by Sections 5.1(f) and (g) at a stockholder meeting duly called and held for such purposes or any adjournment or postponement thereof; or
          (d) at any time by mutual agreement of the Company and the Investor; or
          (e) by the Investor, if there has been a material breach of any representation or warranty, or covenant or obligation, of the Company contained herein and the same has not been cured within 15 days after notice thereof; or
          (f) by the Company, if there has been a material breach of any representation, warranty, or covenant of the Investor contained herein and the same has not been cured within 15 days after notice thereof.
     6.2. Effect of Termination; Termination Fee.
          (a) Except as set forth in Sections 6.2(b) and (c), any termination pursuant to this Section 6 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.
          (b) In the event this Agreement is terminated pursuant to (i) Section 6.1(b) (failure of the Company’s Board of Directors to recommend the transaction or rescission of such recommendation) or (ii) Section 6.1(e) (material breach of this Agreement by the Company) where the Investor can demonstrate that the breach giving rise to such termination right was the result of a knowing and intentional misrepresentation by the Company made with the specific intent to mislead the Investor, the Company shall pay to the Investor, by wire transfer of immediately available funds, a termination fee in the amount of $715,880.
          (c) In the event this Agreement is terminated pursuant to Section 6.1(c) (failure to obtain the approval of the Company’s stockholders), the Company shall pay to the Investor, by wire transfer of immediately available funds, a termination fee in the amount of $238,626.
ARTICLE 7.
MISCELLANEOUS
     7.1. Fees and Expenses.
          (a) Upon the Closing hereunder or upon any termination of this Agreement giving rise to an obligation of the Company to pay the termination fee required by Section 6.2(b),

the Company shall reimburse the Investor for its out-of-pocket expenses incurred in connection with the transactions contemplated by the Transaction Documents (including, without limitation, the fees and expenses of the Investor’s advisors, counsel, accountants, and other experts) (collectively, “Reimbursable Expenses”) in an aggregate amount not to exceed $450,000 less amounts previously reimbursed to the Investor under the No-Shop and Expense Reimbursement Letter Agreement dated October 15, 2008 among the Company and the Investor (the “Letter Agreement”).
          (b) Upon any termination of this Agreement resulting from the failure of the Company to satisfy a condition set forth in Section 5.1(b), (h), (i), (j) or (k) where such failure results principally from the Company’s refusal to use its reasonable best efforts to fulfill such a condition, the Company shall reimburse the Investor’s Reimbursable Expenses in an aggregate amount not to exceed $450,000 less (i) amounts previously reimbursed to the Investor under the Letter Agreement and (ii) $75,000.
          (c) Except as specified in Section 7.1(a) or (b) above, each party shall pay the expenses incurred by such party incident to the negotiation, preparation, execution, delivery, and performance of the Transaction Documents, and in order to eliminate confusion, the Letter Agreement is hereby terminated in its entirety. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.
     7.2. Article Thirteenth of Restated Certificate. The Board of Directors shall recommend to the Company’s stockholders to authorize and approve, at the meeting of stockholders referred to in Section 5.1(g), the repeal of Article Thirteenth of the Restated Certificate. A failure of the stockholders to adopt such amendment shall not however affect the terms or conditions of this Agreement.
     7.3. Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, discussions, and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits, and schedules.
     7.4. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile on a Trading Day, (b) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (c) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Magellan Petroleum Corporation 10 Columbus Boulevard Hartford, CT 06106 Facsimile: (860) 293-2349 Attention: Walter McCann, Chairman of the Board

with a copy to:	Murtha Cullina LLP CityPlace I 185 Asylum Street, 29th Floor Hartford, CT 06103 Facsimile: (860) 240-6150 Attention: Edward B. Whittemore, Esq.

If to the Investor:	Young Energy Prize S.A. 7 rue Thomas Edison L-1445 Strassen Grand Duchy of Luxembourg Facsimile: (+352) 2702 1-401 Attention: Nikolay V. Bogachev

with a copy to:	Snell & Wilmer L.L.P. 1200 17th Street, Suite 1900 Denver, CO 80202 Facsimile: (303) 634-2020 Attention: Roger C. Cohen, Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.
     7.5. Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition, or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
     7.6. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties and their counsel to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.
     7.7. Successors and Assigns. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. No party may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party, provided, however, that the Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or third party acquiring some or all of the Securities in a transaction complying with applicable securities laws without the prior written consent of the Company; provided, that no such assignment shall affect the obligations of the Investor hereunder. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party.
     7.8. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of,

nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.4.
     7.9. Governing Law. All questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretation, enforcement, and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees, or agents) shall be commenced exclusively in the Delaware courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence a Proceeding to enforce any provision of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party to the Proceeding for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation, and prosecution of such Proceeding.
     7.10. Survival. The representations, warranties, agreements, and covenants contained herein shall survive the Closing and the delivery of the Securities for a period of 18 months thereafter, after which time they shall expire and be of no further force or effect.

     7.11. Execution. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic signature page were an original thereof.
     7.12. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
     7.13. Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen, or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft, or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.
     7.14. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investor and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

MAGELLAN PETROLEUM CORPORATION

By:	/s/ Walter McCann

Name: Walter McCann
Title:	Chairman

INVESTOR:

YOUNG ENERGY PRIZE S.A.

By:	/s/ Nikolay V. Bogachev
Name:	Nikolay V. Bogachev
Title:	Chairman and Chief Executive Officer